Exhibit 10.5

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

AMENDED AND RESTATED TRUST AGREEMENT

between

PORSCHE AUTO FUNDING LLC,

as the Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Owner Trustee

Dated as of June 12, 2026

-i-	Amended and Restated Trust Agreement (PILOT 2026-1)

Table of Contents

(continued)

-ii-	Amended and Restated Trust Agreement (PILOT 2026-1)

Table of Contents

(continued)

EXHIBIT A – Form of Certificate

-iii-	Amended and Restated Trust Agreement (PILOT 2026-1)

This AMENDED AND RESTATED TRUST AGREEMENT is made as of June 12, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) between PORSCHE AUTO FUNDING LLC, a Delaware limited liability company, as the depositor (the “Depositor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“Wilmington”), as the owner trustee (in such capacity, the “Owner Trustee”).

RECITALS

WHEREAS, the Depositor and the Owner Trustee entered into that certain Trust Agreement dated as of November 10, 2025 (the “Original Trust Agreement”) and filed a certificate of trust with the Secretary of State of the State of Delaware, pursuant to which the Issuer (as defined below) was created; and

WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1         Capitalized Terms. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the SUBI Sale Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “SUBI Sale Agreement”) by and between Porsche Funding Limited Partnership, as seller, and the Depositor, as buyer, which also contains rules as to usage that are applicable herein.

SECTION 1.2         Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Amended and Restated Trust Agreement (PILOT 2026-1)

ARTICLE II

ORGANIZATION

SECTION 2.1         Name. The trust created under the Original Trust Agreement and continued hereby shall be known as “Porsche Innovative Lease Owner Trust 2026-1” (the “Issuer”), in which name the Owner Trustee, the Administrator or the Servicer (to the extent set forth in the Transaction Documents) may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2         Office. The office of the Issuer shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Depositor and the Administrator.

SECTION 2.3         Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(a)            to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificate and to pay interest on and principal of the Notes and make distributions on the Certificate and to issue one or more promissory notes;

(b)            to acquire and hold the property and assets set forth in the SUBI Transfer Agreement from the Depositor pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Principal Distribution Account and the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer;

(c)            to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(d)            to enter into and perform its obligations under the Transaction Documents to which it is a party;

(e)            to engage in other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)            subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholder and payments to the Noteholders.

2	Amended and Restated Trust Agreement (PILOT 2026-1)

Each of the Owner Trustee and the Administrator, as applicable, is hereby authorized to engage in the foregoing activities on behalf of the Issuer. Neither the Issuer nor any Person acting on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement, the other Transaction Documents or the Statutory Trust Statute.

SECTION 2.4         Appointment of the Owner Trustee. Upon the execution of this Agreement, the Owner Trustee shall continue as trustee of the Issuer, to have all the rights, powers and duties set forth herein. The Owner Trustee accepts such appointment.

SECTION 2.5         Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, for U.S. federal, state and local income and franchise tax purposes, so long as there is a single beneficial owner of the Certificate for U.S. federal income tax purposes, the Issuer will be disregarded as an entity separate from such beneficial owner and the Notes will be characterized as indebtedness of such beneficial owner. Further, the parties agree that in such case, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports or other forms consistent with the characterization of the Issuer as an entity separate from its beneficial owner. In the event that there is more than one beneficial owner of the Certificate for U.S. federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership (that is not treated as a publicly traded partnership), and of the Notes as indebtedness of such partnership, and this Agreement may be amended to include such provisions as may be required under Subchapter K of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed the Certificate of Trust with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Statute. Notwithstanding anything herein or in the Statutory Trust Statute to the contrary, it is the intention of the parties hereto that the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

SECTION 2.6         Organizational Expenses; Liabilities of the Holders.

(a)            The Servicer shall pay the organizational expenses of the Issuer as they may arise.

(b)            No Certificateholder (including the Depositor if the Depositor becomes a Certificateholder) shall have any personal liability for any liability or obligation of the Issuer.

SECTION 2.7         Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

3	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 2.8         Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that, as of the date hereof:

(a)            Existence and Power. The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents and the Underwriting Agreement.

(b)            Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of the Depositor and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of such laws, rules, regulations, indenture or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents to which it is a party).

(c)            No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings which have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Transaction Documents to which it is a party.

(d)            Binding Effect. Each Transaction Document to which the Depositor is a party and the Underwriting Agreement constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e)            No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Transaction Units, or (iv) relate to the Depositor that would materially and adversely affect the U.S. federal or Applicable Tax State income, franchise or similar tax attributes of the Notes.

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(f)            Regulatory Compliance. The Depositor hereby covenants and agrees to take all action necessary from time to time to cause compliance by the Issuer with the CTA (if applicable to the Issuer) and any implementing regulations.

SECTION 2.9         Situs of Issuer. The Issuer shall be organized in the State of Delaware (it being understood that the Issuer may have bank accounts located and maintained outside of Delaware).

ARTICLE III

CERTIFICATE AND TRANSFER OF CERTIFICATE

SECTION 3.1         Initial Ownership. Upon the formation of the Issuer and until the issuance of the Certificate, the Depositor shall be the sole beneficiary of the Issuer; and upon the issuance of the Certificate, the Depositor will no longer be a beneficiary of the Issuer, except to the extent that the Depositor is the Certificateholder.

SECTION 3.2         Authentication of Certificate. Concurrently with the sale of the Transaction SUBI Certificate and the beneficial interest in the Transaction SUBI represented thereby to the Issuer pursuant to the SUBI Transfer Agreement, the Owner Trustee shall cause the Certificate to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Depositor. The Certificate shall represent 100% of the beneficial interest in the Issuer and shall be fully-paid and nonassessable.

SECTION 3.3         Form of the Certificate. The Certificate, upon issuance, will be issued in the form of a typewritten Certificate, substantially in the form of Exhibit A hereto, representing a definitive Certificate and shall be registered in the name of “Porsche Auto Funding LLC” as the initial registered owner thereof. The Owner Trustee shall execute and authenticate, or cause to be authenticated, the definitive Certificate in accordance with the instructions of the Depositor.

SECTION 3.4         Registration of Certificates. The Owner Trustee shall maintain at its office referred to in Section 2.2, or at the office of any agent appointed by it and approved in writing by the Certificateholder at the time of such appointment, a register (the “Certificate Register”) for the registration and transfer of the Certificate. The Owner Trustee shall deliver a copy of the Certificate Register to the Indenture Trustee within five (5) Business Days of written request thereof.

5	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 3.5         Transfer of Certificate.

(a)            The Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the Certificate; provided, that (i) the Owner Trustee and the Issuer receive an Opinion of Counsel stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as an association or publicly traded partnership, in each case, taxable as a corporation for United States federal income tax purposes and (ii) the Certificate may not be acquired by or for the account of or with the assets of a Benefit Plan or any Plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”). By acquiring and holding a Certificate (or any interest therein), the holder thereof shall be deemed to have represented and warranted that it is not, and is not acquiring or holding the Certificate (or any interest therein) on behalf of, or with the assets of, a Benefit Plan or a Plan that is subject to Similar Law. The Owner Trustee shall have no duty to independently determine that the requirement in (ii) above is met and shall incur no liability to any person in the event the holder of the Certificate does not comply with such restrictions. Subject to the transfer restrictions contained herein and in the Certificate, the Certificateholder may transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section. Such transfer may be made by the registered Certificateholder in person or by such Certificateholder’s attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied at its Corporate Trust Office designated for such purpose by a written instrument of transfer and with such other documentation, signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee, the Depositor or the Administrator may reasonably require to comply with applicable law, including, without limitation, Anti-Money Laundering Laws and Applicable KYC Laws. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor’s Certificate, the Owner Trustee shall record the name of such transferee as a Certificateholder and its percentage of beneficial interest in the Issuer in the Certificate register and issue, execute and deliver to such Certificateholder a Certificate evidencing such beneficial interest in the Issuer. In the event a transferor transfers only a portion of its beneficial interest in the Issuer, the Owner Trustee shall register and issue to such transferor a new Certificate evidencing such transferor’s new percentage of beneficial interest in the Issuer. Subsequent to a transfer and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall notify the Indenture Trustee of such transfer, the name and address of the transferee, and cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat, for all purposes whatsoever, the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate, and neither the Owner Trustee, nor any agent of the Owner Trustee shall be affected by notice to the contrary. No transfer of all or any part of a Certificateholder’s interest (or any economic interest therein) shall be made to any transferee other than a U.S. Tax Person. Further, in the event of any transfer of a Certificate, the transferor shall deliver to any transferee an IRS Form W-9 (or applicable successor form) certifying that it is a U.S. Tax Person if so required in order to avoid withholding under Section 1446(f) of the Code or related regulations or Internal Revenue Service guidance (together with any other appropriate certifications or documentation required).

6	Amended and Restated Trust Agreement (PILOT 2026-1)

(b)            As a condition precedent to any registration of transfer under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

(c)            The Owner Trustee shall not be obligated to register any transfer of a Certificate unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein including, but not limited to clauses (d) and (e) of this Section 3.5. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

(d)            No transfer (or purported transfer) of all or any part of a Certificateholder’s interest (or any economic interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no person shall otherwise become a Certificateholder if, after such transfer (or purported transfer), the Issuer would have more than 95 direct or indirect holders of an interest in the Certificates. For purposes of determining whether the Issuer will have more than 95 direct or indirect holders of an interest in the Certificates, each Person indirectly owning an interest through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S Corporation (within the meaning of Section 1361(a)(1) of the Code) for U.S. federal income tax purposes (or an entity disregarded as separate from any of the foregoing) (each such entity, a “flow-through entity”) shall be treated as a Certificateholder unless the Depositor determines in its sole and absolute discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Issuer. Each Certificateholder (or indirect holder on whose behalf any Certificates are held) shall notify the Administrator of any changes in ownership, and the Administrator shall monitor the number of direct and indirect holders for purposes of this clause (d).

(e)            No transfer shall be permitted if the same is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or would make the Issuer ineligible for “safe harbor” treatment under Section 7704 of the Code.

(f)            In the event that the Depositor (or an Affiliate of the Depositor that owns any Certificates) intends to transfer any of the Certificates to a third party, the parties to this Agreement will amend this Agreement as necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity.

(g)            Upon the effectiveness of any transfer, the Owner Trustee shall deliver a copy of the Certificate Register to the Indenture Trustee.

7	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 3.6         Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that the Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Certificate for the same percentage of beneficial interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this Section 3.6, the Issuer or Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer and the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1         Prior Notice to Certificateholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action, and the Depositor shall not direct the Owner Trustee to take any action, unless at least ten (10) days before the taking of such action (or such shorter notice acceptable to the Certificateholder), the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Certificateholder shall not have notified the Owner Trustee in writing prior to the tenth (10th) day (or such shorter notice acceptable to the Certificateholder) after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

(a)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(b)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholder;

(c)            the amendment, change or modification of the SUBI Transfer Agreement or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder; or

(d)            the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2         Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholder, to (a) except as expressly provided in the Transaction Documents, sell the Collateral after the termination of the Indenture in accordance with its terms, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder.

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SECTION 4.3         Action by Certificateholder with Respect to Bankruptcy. To the fullest extent permitted by law, the Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Issuer until one year and one day after the Note Balance that is Outstanding of all the Notes has been reduced to zero without the prior written approval of the Certificateholder and the delivery to the Owner Trustee by the Certificateholder of a certificate certifying that the Certificateholder reasonably believes that the Issuer is insolvent.

SECTION 4.4         Restrictions on Certificateholder’s Power. The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to (i) any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents, (ii) Section 2.3 or (iii) applicable law, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5         Majority Control. To the extent that there is more than one Certificateholder, any action which may be taken or consent or instructions which may be given by the Certificateholder under this Agreement may be taken by the Certificateholder holding in the aggregate a percentage of the beneficial interest in the Issuer equal to more than 50% of the beneficial interest in the Issuer at the time of such action.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1         Application of Trust Funds. Distributions on the Certificate shall be made by the Indenture Trustee in accordance with the provisions of the Indenture. Subject to the lien of the Indenture, the Owner Trustee shall promptly distribute to the Certificateholder all other amounts (if any) received by the Issuer or the Owner Trustee in respect of the Trust Estate. After the Indenture has been discharged with respect to the Collateral, the Owner Trustee shall distribute all amounts received (if any) by the Issuer and the Owner Trustee in respect of the Trust Estate at the written direction of the Certificateholder.

SECTION 5.2         Method of Payment. Subject to the Indenture, distributions required to be made to the Certificateholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Certificateholder pursuant to this Agreement or any other Transaction Document shall be made to the Certificateholder by wire transfer, in immediately available funds, to the account of the Certificateholder designated by the Certificateholder to the Owner Trustee and Indenture Trustee in writing.

SECTION 5.3         Signature on Returns. Subject to Section 2.5, the Certificateholder shall sign on behalf of the Issuer the tax returns of the Issuer, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of the Certificateholder.

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SECTION 5.4         Tax Matters. In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Administrator shall have the right to designate a “partnership representative” or designated individual within the meaning of Section 6223 of the Code (and any regulations thereunder or corresponding provision of state law) and make any elections or determinations in its discretion under Subchapter K of the Code and otherwise for U.S. federal and other tax purposes.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1         General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer the Transaction Documents to which the Issuer is named as a party, and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer or the Owner Trustee is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and the Owner Trustee is further authorized, at the written direction of the Depositor, to execute on behalf of the Issuer and to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $144,000,000, Class A-2a Notes in the aggregate principal amount of $278,500,000, Class A-2b Notes in the aggregate principal amount of $75,000,000, Class A-3 Notes in the aggregate principal amount of $353,500,000, and Class A-4 Notes in the aggregate principal amount of $60,000,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Depositor or the Administrator directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of the Certificateholder for such action, and the Owner Trustee shall not be liable to any Person for any action or inaction taken pursuant to such direction.

SECTION 6.2         General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents and to administer the Issuer for the benefit of the Certificateholder, subject to the terms of the Transaction Documents, and in accordance with the provisions of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Issuer or the Owner Trustee hereunder or under any other Transaction Document. The Owner Trustee shall not be liable for the default or failure of the Administrator or any other Person to carry out its obligations under the Administration Agreement or any other Transaction Documents, and the Owner Trustee shall have no duty to monitor and shall not be liable for the performance of the Administrator or any other Person under the Administration Agreement or any other Transaction Document. The Owner Trustee shall have no obligation to administer, service or collect the Transaction Units or the Transaction SUBI or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Transaction Units or the Transaction SUBI. The Owner Trustee shall not be required to perform any of the obligations of the Issuer under any Transaction Document that are required to be performed by PFS, PFLP, the Servicer, the Depositor, the Administrator or the Indenture Trustee.

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SECTION 6.3         Action upon Instruction.

(a)            Subject to Article IV, and in accordance with the Transaction Documents, the Certificateholder may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Article IV.

(b)            Subject to Section 7.1, the Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

(c)            Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document or is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholder received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholder, and shall have no liability to any Person for such action or inaction.

(d)            The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation, at the request, order or direction of the Certificateholder or any other Person, unless such Certificateholder or such Person has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Owner Trustee shall reasonably request.

11	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 6.4         No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties (including fiduciary duties arising at law or in equity) or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing statement, continuation statement or financing statement amendment in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it or the Issuer hereunder or under any other Transaction Document, or to prepare or file any filing or report with the Commission (including any filings required under the Sarbanes-Oxley Act) or pursuant to any other securities law, or to prepare or file any license, qualification to do business, tax, regulatory or other filing or reports for the Issuer, or to monitor or enforce the satisfaction of any risk retention, insurance, CTA or other regulatory requirements applicable to the Issuer, its assets or its beneficial owners, or to record this Agreement or any other Transaction Document. To the extent that, at law or in equity, the Owner Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Issuer or the Certificateholder, it is hereby understood and agreed by the other parties hereto that all such duties and liabilities are hereby eliminated and replaced by the duties and liabilities of the Owner Trustee expressly set forth in this Agreement and the Statutory Trust Statute. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate. The Owner Trustee shall have no responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of the Trust Estate.

SECTION 6.5         No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6         Restrictions. The Owner Trustee shall not, nor shall Depositor direct the Owner Trustee to, take any action (a) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes or (ii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership, in each case, taxable as a corporation for U.S. federal, state and local income and franchise tax purposes. None of the Certificateholder, the Depositor or the Administrator shall direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

SECTION 6.7         Regulatory Investigations. It shall be the duty and responsibility of the Administrator (and not the Owner Trustee) to cause the Issuer to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Issuer, its assets or the conduct of its business.

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ARTICLE VII

CONCERNING the owner TRUSTEE

SECTION 7.1         Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally liable or accountable hereunder or under any other Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except (i) for its own willful misconduct or gross negligence in the performance of its express duties under this Agreement, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, in its individual capacity or (iii) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation of the foregoing:

(a)            the Owner Trustee shall not be personally liable for any error of judgment made by any of its officers or employees or for acts or omissions believed, in good faith, to be authorized or within its powers;

(b)            no provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

(c)            under no circumstances shall the Owner Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Issuer;

(d)            in no event shall the Owner Trustee be liable for any damages in the nature of special, punitive, indirect, incidental or consequential damages, however styled, including without limitation, lost profits, or for any losses or the Owner Trustee’s non-performance due to forces beyond the control of the Owner Trustee including, without limitation, another party’s failure to perform, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, insurrection, revolution, nuclear or natural catastrophes, acts of God, government shelter in place orders, pandemics, epidemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties; it being understood that the Owner Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances;

13	Amended and Restated Trust Agreement (PILOT 2026-1)

(e)            the Owner Trustee shall not be personally liable for the default or misconduct of the Issuer, the Depositor, the Administrator, the Servicer, any document custodian or any other Person hereunder or under any other Transaction Document, nor shall the Owner Trustee be liable for any delay in the performance or failure to perform its duties if such failure is a result of another party failing to perform their responsibilities, and the Owner Trustee shall have no obligation or personal liability to monitor or perform the obligations of the Issuer, the Depositor, the Administrator, the Servicer, any document custodian or any other Person hereunder or under any other Transaction Document; and

(f)             the Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any Person other than the Owner Trustee.

SECTION 7.2         Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

SECTION 7.3         Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor for the benefit of the Certificateholder, that:

(a)            It is a national banking association validly existing under the federal laws of the United States of America. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

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SECTION 7.4         Reliance; Advice of Counsel.

(a)            The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, instruction, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be genuine and signed by the proper party or parties and need not investigate any fact or matter stated therein, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof conclusively rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. Prior to taking or refraining from taking any action, the Owner Trustee may request and will be entitled to receive an officer’s certificate or opinion of counsel and will not be liable for any acts or omissions taken in good faith reliance thereon.

(b)            In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may consult with counsel, accountants, experts and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Issuer. Any action taken or declined to be taken by the Owner Trustee in reliance on such advice shall be deemed to be duly authorized, and the Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants, experts or other such persons.

(c)            The Owner Trustee will not be deemed to have notice or knowledge of, and shall not be required to act upon (including sending any notice), any fact or event (including without limitation any Default, Event of Default or breach of representation or warranty under any Transaction Document) unless a Responsible Officer of the Owner Trustee has actual knowledge thereof and written notice of such fact or event is received by a Responsible Officer of the Owner Trustee and such notice references the Issuer or this Agreement and the fact or event. Absent written notice in accordance with this Section 7.4(c), the Owner Trustee may conclusively assume that no such fact or event has occurred. The Owner Trustee shall have no duty to inquire into, investigate or take any action to determine whether any event (including any Default, Event of Default or breach representation or warranty) has in fact occurred and shall have no duty to make any determination as to the materiality or effect of any fact, matter or event (including any Default, Event of Default or breach of representation or warranty).

(d)            Delivery of any reports, information or other documents to the Owner Trustee on behalf of the Issuer and any publicly available information does not constitute notice to the Owner Trustee and the Owner Trustee shall not be deemed to have actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s, the Depositor’s, the Administrator’s or any servicer’s compliance with any covenants or obligations under the other Transaction Documents.

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SECTION 7.5         Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.6         The Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Owner Trustee may deal with the Depositor, the Indenture Trustee, the Underwriters, the Administrator and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Depositor, the Indenture Trustee, the Underwriters, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

SECTION 7.7         Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, Wilmington shall not be required to take any action if the taking of such action will (a) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action required by, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Wilmington; or (c) subject Wilmington to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (at the expense of the Issuer) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (a), (b) and (c) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Issuer will appoint an additional trustee pursuant to Section 10.5 hereof to proceed with such action.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF THE owner TRUSTEE

SECTION 8.1         The Owner Trustee’s Fees and Expenses. Compensation for all services rendered by the Owner Trustee under this Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid to the Owner Trustee pursuant to Section 8.4(a) or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), in accordance with the terms of an applicable fee letter. The Owner Trustee shall, upon its request and in accordance with an applicable fee letter, be reimbursed pursuant to Section 8.4(a) or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor), for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents, experts and counsel as the Owner Trustee may employ in connection with the exercise, enforcement and performance of its rights and its duties hereunder or amendments or modifications hereto, including but not limited to expenses related to Sections 4.3 and 5.3 hereof), except any such expense that may be attributable to its willful misconduct or gross negligence (other than an error in judgment).

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SECTION 8.2         Indemnification. The Owner Trustee in its individual capacity and as trustee and its successors, assigns, directors, officers, employees, experts, counsel and agents (the “Indemnified Parties”) shall be indemnified, defended and held harmless by the Issuer from and against, any and all loss, liability, damage, expense, tax, penalty, claim, action, suit, arbitration, mediation, proceeding, cost, expense or disbursement, and legal fees and expenses (including court costs and reasonable legal fees and expenses in connection with the enforcement of the indemnification rights hereunder against the Issuer, the Administrator, the Depositor or the Servicer) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Owner Trustee, in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the creation, operation, administration, and termination of the Issuer or the transactions contemplated hereby, the issuance of the Notes and Certificates, the application of any law, rule or regulation to the Issuer, its assets or its beneficiaries, the acts or omissions of the Issuer, Servicer, Administrator, Depositor or any other agent of the Issuer or the action or inaction of the Owner Trustee hereunder; provided, however, that neither the Issuer nor the Servicer shall be liable for or required to indemnify the Owner Trustee from and against (i) any of the foregoing expenses if determined by final order of a court of competent jurisdiction to be the result of (a) the Owner Trustee’s own willful misconduct or gross negligence under this Agreement or (b) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee in its individual capacity, or (ii) income taxes or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee, in its individual capacity. Indemnification amounts payable hereunder shall be paid pursuant to Section 8.4(a) or Section 5.4(b) of the Indenture, as applicable (in either case to the extent of Available Funds available therefor). The Depositor shall cause the Servicer to indemnify the Indemnified Parties, jointly and severally with the Issuer, and to the extent not paid in full in accordance with the preceding sentence on or before the Payment Date following the end of the Collection Period that includes the thirtieth (30th) day after the request therefor, such indemnification shall be paid by the Servicer pursuant to Section 8.15 of the Transaction SUBI Servicing Supplement (without regard to such limitation). The provisions of this Section 8.2 shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee.

SECTION 8.3         Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Transaction SUBI Servicing Supplement shall be deemed not to be a part of the Trust Estate immediately after such payment.

SECTION 8.4         Survival. The provisions of this Article VIII shall survive the resignation or removal of the Owner Trustee and the termination of this Agreement.

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ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1         Termination of Trust Agreement. The Issuer shall wind-up and dissolve upon the written direction of the Certificateholder at any time after the discharge of the Indenture in accordance with Article IV of the Indenture, at which time this Agreement shall terminate (other than provisions hereof which by their terms survive termination). The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

SECTION 9.2         Dissolution of the Issuer. Upon dissolution of the Issuer, the Administrator shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Statute. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Issuer and at the written direction of the Certificateholder, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Statute. The Owner Trustee, upon surrender of the outstanding Certificates, shall distribute the remaining Trust Estate (if any) in accordance with Article V hereof and, at the written direction and expense of the Certificateholder, shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

SECTION 9.3         Limitations on Termination. Except as provided in Section 9.1, neither the Depositor nor the Certificateholder shall be entitled to revoke, dissolve or terminate the Issuer.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
OWNER TRUSTEES

SECTION 10.1       Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a bank (i) authorized to exercise corporate trust powers, (ii) having, or having a direct or indirect parent that has, a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by Federal or state authorities. If such bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Statutory Trust Statute. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

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SECTION 10.2       Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Administrator, the Servicer, the Indenture Trustee and the Certificateholder. Upon receiving such notice of resignation, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Administrator may remove the Owner Trustee. If the Depositor or the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor owner trustee) owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 10.3       Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

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No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail (or shall cause to be mailed) notice of the successor of the Owner Trustee to the Certificateholder, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Depositor shall fail to mail (or cause to be mailed) such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor. Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and, the principal place of business of such successor Owner Trustee in the State of Delaware.

SECTION 10.4       Merger or Consolidation of the Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided, that such Person shall be eligible pursuant to Section 10.1; and provided, further that the Owner Trustee shall file an amendment to the Certificate of Trust of the Issuer, if required by applicable law, and mail notice of such merger or consolidation to the Depositor and the Administrator. The Owner Trustee shall provide the Administrator notice of any such transaction.

SECTION 10.5        Appointment of Co-Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)            all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

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(b)            no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)            the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and copies thereof given to the Depositor and the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Owner Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1       Amendments.

(a)            Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee, without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person subject to the satisfaction of one of the following conditions:

(i)            the Depositor delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

21	Amended and Restated Trust Agreement (PILOT 2026-1)

(ii)           the Depositor delivers an Officer’s Certificate of the Depositor to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)          the Rating Agency Condition is satisfied with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b)            This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate Note Balance of the Outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)            Any term or provision of this Agreement may also be amended from time to time by the Depositor and the Owner Trustee (at the direction of the Administrator) for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates, without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person, provided, however, that the Depositor shall provide written notification of such amendment to the Indenture Trustee and promptly after execution of any such amendment, the Depositor shall furnish a copy of such amendment to the Indenture Trustee.

(d)            Prior to the execution of any such amendment, the Depositor shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, the Depositor shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee.

(e)            Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s or the Owner Trustee’s own rights, duties or immunities under this Agreement.

22	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.2       No Legal Title to Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any part of the Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3       Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholder and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4       Notices.

(a)            Unless otherwise expressly specified or permitted by the terms hereof, all demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as specified on Schedule III to the SUBI Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

(b)            Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid or by electronic transmission, at the address of the Certificateholder as shall be designated by such party in a written notice to each other party. Any notice to a Certificateholder mailed within the time and in the manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

SECTION 11.5       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6       Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same Agreement.

SECTION 11.7       Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholder shall bind the successors and assigns of the Certificateholder.

23	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.8       No Petition.

(a)            Subject to Section 4.3 of this Agreement, the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into this Agreement, the Depositor, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

(b)            The Depositor’s obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

24	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.9       Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.11     Each SUBI Separate; Assignees of SUBI. The Owner Trustee (in its individual capacity and as the Owner Trustee), the Depositor, the Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby intends and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

25	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.12      Waiver of Jury Trial; Submission to Jurisdiction. Each of the parties hereto herby irrevocably and unconditionally:

(a)            submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts from any thereof;

(b)            consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Agreement;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13      Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Depositor or any of their Affiliates at the expense of the Servicer, the Issuer, the Depositor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle, including without limitation any Anti-Money Laundering Laws.

SECTION 11.14      Form 10-D and Form 10-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer (i) no later than the fifth (5th) Business Day of each calendar month, the Owner Trustee shall notify the Depositor of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor and (ii) no later than March 15 of each calendar year, commencing March 15, 2027, the Owner Trustee shall notify the Depositor in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

26	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.15      Form 8-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer, the Owner Trustee shall promptly notify the Depositor, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event described in clause (e) of the definition thereof with respect to the Owner Trustee of which a Responsible Officer of the Owner Trustee has actual knowledge (other than a Reportable Event described in clause (e) of the definition thereof as to which the Depositor or the Servicer has actual knowledge). The Owner Trustee shall be deemed to have actual knowledge of any such event solely to the extent that it relates to the Owner Trustee in its individual capacity or any action taken by the Owner Trustee (and not by someone else on its behalf) under this Agreement.

SECTION 11.16      Anti-Money Laundering Laws.

(a)            The Issuer may impose additional transfer restrictions on the Certificates and the Owners to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), the National Defense Act for Fiscal Year 2021 and other similar laws or regulations (collectively, “Anti-Money Laundering Laws”), including requiring each transferee of a Certificate to make representations to the Issuer, the Depositor, the Administrator and the Owner Trustee, in connection with such compliance. For purposes of Anti-Money Laundering Laws, until a transfer of any Certificate occurs in compliance with the terms of this Agreement, (i) the Depositor is and shall be deemed to be the sole direct owner of the Issuer and (ii) one or more senior officers or other individuals affiliated with the Depositor are and shall be deemed to be the persons with the power and authority to exercise substantial control over the Issuer and after a transfer of any Certificate occurs in compliance with the terms of this Agreement (x) each Certificateholder is and shall be deemed to be a direct owner of the Issuer and (y) one or more senior officers or other individuals affiliated with the Certificateholder(s) are and shall be deemed to be persons with the power and authority to exercise substantial control over the Issuer.

(b)            Furthermore, in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable KYC Law”), the Owner Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Owner Trustee, each Holder of a Certificate derived from or earned by such holder and each of the other parties hereto agrees to provide to each of the Owner Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable each of the Owner Trustee to comply with Applicable KYC Law.

(c)            The CTA may require the Issuer to file reports with the U.S. Financial Crimes Enforcement Network. It shall be the Administrator’s duty and not the Owner Trustee’s duty to prepare such filings, cause the Issuer to make such filings, and to cause the Issuer to comply with its obligations under the CTA, if any. The parties hereto, and each Certificateholder, by virtue of its acceptance of a Certificate, acknowledge and agree that, for purposes of the CTA, to the fullest extent permitted by law, (i) the Certificateholder is and shall be deemed to be the sole direct owner of the Issuer and (ii) one or more senior officers or other individuals affiliated with the Depositor or the Administrator are and shall be deemed to be persons with the power and authority to exercise substantial control over the Issuer.

27	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.17     Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Depositor or any of their Affiliates at the expense of the Servicer, the Issuer, the Depositor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle, including without limitation any Anti-Money Laundering Laws.

SECTION 11.18     Information to Be Provided by the Owner Trustee. The Owner Trustee shall provide the Depositor and the Servicer (each, a “Reporting Party” and, collectively, the “Reporting Parties”) with (i) notification as soon as practicable and in any event within five (5) Business Days of all demands communicated to a Responsible Officer of the Owner Trustee for the reallocation of any Transaction Unit pursuant to Section 3.3 of the SUBI Sale Agreement and (ii) promptly upon written request by a Reporting Party, any other information reasonably requested by a Reporting Party that is in the Owner Trustee’s possession and reasonably accessible to it to facilitate compliance by the Reporting Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e), 1117, 1118, 1119 and 1121(c) of Regulation AB. In no event shall the Owner Trustee and the applicable Reporting Party have (x) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or with any Reporting Party’s compliance with the Exchange Act or Regulation AB or (y) any duty or obligation to undertake any investigation or inquiry related to reallocation activity or otherwise to assume any additional duties or responsibilities in respect of the Transaction Documents or the transactions contemplated thereby. In no event shall the Owner Trustee be deemed to be a “securitizer” as defined in Section 15G(a)(1) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents. For purposes of this section, a “demand” is limited to a demand for enforcement of a reallocation remedy received by the Owner Trustee. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

28	Amended and Restated Trust Agreement (PILOT 2026-1)

SECTION 11.19      Electronic Signatures and Transmission.

(a)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. This Agreement, any documents to be delivered pursuant to this Agreement and any notices to be delivered to the Owner Trustee hereunder may be transmitted between the parties by e-mail to an e-mail address at which the recipient has consented to receive the same; provided that any instruction or notice to the Owner Trustee delivered by email shall not be deemed delivered until receipt of such email has been confirmed by the Owner Trustee. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to by an authorized individual on behalf of the party through the use of: (a) an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law; (b) an original manual signature; or (c) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. The Owner Trustee shall be not liable for, and shall be indemnified and held harmless by the Issuer and the Servicer in accordance with Section 8.2 of this Agreement against any loss arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement and any documents or notices delivered pursuant to this Agreement or the related documents, including the risk of the Owner Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

SECTION 11.20      Multiple Roles. It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacity of Origination Trustee hereunder and its affiliate, Wilmington Trust, National Association will be acting in the capacity as Owner Trustee. Wilmington Trust Company and Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in the Origination Trust Agreement or the performance by Wilmington Trust, National Association of its express duties set forth in this Agreement, all of which defenses, claims or assertions are waived by the parties hereto.

[Remainder of Page Intentionally Left Blank]

29	Amended and Restated Trust Agreement (PILOT 2026-1)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
individually and as Owner Trustee

By:	/s/ Clarice Wright
Name:	Clarice Wright
Title:	Vice President

S-1	Amended and Restated Trust Agreement (PILOT 2026-1)

PORSCHE AUTO FUNDING LLC,
as Depositor

By:	/s/ Tobias Hausladen
Name:	Tobias Hausladen
Title:	Treasurer

By:	/s/ Eli Yaremenko
Name:	Eli Yaremenko
Title:	Assistant Treasurer

S-2	Amended and Restated Trust Agreement (PILOT 2026-1)

EXHIBIT A

FORM OF CERTIFICATE

NUMBER	100% BENEFICIAL INTEREST

R-[___]

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

CERTIFICATE

Evidencing the 100% beneficial interest in all of the assets of the Issuer (as defined below) which includes the Transaction SUBI Certificate sold to the Issuer by the Depositor.

(This Certificate does not represent an interest in or obligation of Porsche Auto Funding LLC, Porsche Financial Services, Inc., Porsche Funding Limited Partnership or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH ANY ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A PLAN DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF ANY EMPLOYEE BENEFIT PLAN’S OR A PLAN’S INVESTMENT IN SUCH ENTITY OR (D) ANY PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”).

THIS CERTIFIES THAT [____________________________] is the registered owner of a 100% nonassessable, fully-paid beneficial interest in certain distributions of PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, a Delaware statutory trust (the “Issuer”) formed by Porsche Auto Funding LLC, a Delaware limited liability company, as depositor (the “Depositor”).

A-1	Amended and Restated Trust Agreement (PILOT 2026-1)

The Issuer was created pursuant to a Trust Agreement dated as of November 10, 2025 as amended and restated as of June 12, 2026 (as further amended, restated, supplemented or modified and in effect from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the SUBI Sale Agreement, dated as of June 12, 2026, between Porsche Funding Limited Partnership and the Depositor, as the same may be amended or supplemented from time to time.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

By acquiring and holding this Certificate (or any interest herein), the holder hereof shall be deemed to have represented and warranted that it is not, and is not acquiring and will not hold this Certificate (or any interest herein) on behalf of, or with the assets of, a Benefit Plan or a Plan that is subject to Similar Law.

A-2	Amended and Restated Trust Agreement (PILOT 2026-1)

By accepting and holding this Certificate (or any interest therein), the holder hereof shall be deemed to have represented and warranted that it is a United States person under Section 7701(a)(30) of the Code.

It is the intention of the parties to the Trust Agreement that, for U.S. federal, state and local income and franchise tax purposes, (i) so long as there is a single beneficial owner of the Certificates for U.S. federal income tax purposes, the Issuer will be disregarded as an entity separate from such beneficial owner, and if there is more than one beneficial owner of the Certificates for U.S. federal income tax purposes, the Issuer will be treated as a partnership and (ii) the Notes will be characterized as indebtedness. By accepting this Certificate, the Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents the entire beneficial interest in the Issuer only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

The Certificateholder hereby intends and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

A-3	Amended and Restated Trust Agreement (PILOT 2026-1)

IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

Dated:	_________________, 2026

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Owner Trustee

By:
Name:
Title:

A-4	Amended and Restated Trust Agreement (PILOT 2026-1)

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Owner Trustee

By:
Authenticating Agent

A-5	Amended and Restated Trust Agreement (PILOT 2026-1)